Exhibit 5.1

[REITLER BROWN & ROSENBLATT LLC LETTERHEAD]



                                                  April 25, 2006



ACL Semiconductors Inc.
B24-B27, 1/F, Block B
Proficient Industrial Center, 6 Wang Kun Road
Kowloon, Hong Kong

       Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for ACL Semiconductors Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 with the Securities and Exchange Commission (the "Registration Statement") covering the offering up to 5,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock") which may be issued pursuant to, or upon exercise of options granted or to be granted pursuant to, the Company's 2006 Incentive Equity Stock Plan (the "Plan").

         For the purposes of rendering the opinion expressed herein, we have examined (i) copies of (a) the Certificate of Incorporation of the Company and all amendments thereto; (b) the Amended and Restated By-laws of the Company and all amendments thereto; and (c) resolutions of the Board of Directors of the Company (the "Board") adopting, and of the stockholders of the Company approving, the Plan; and (ii) such other documents, records and matters as we have deemed necessary to the rendering of our opinion expressed herein. In rendering the opinion expressed herein, we have relied, without further inquiry or investigation, upon the representations of the Company as to the accuracy and completeness of the foregoing and that none of the foregoing has been rescinded, modified, terminated or revoked.

         In rendering the opinion expressed herein, we have assumed the genuineness of all signatures, the authenticity of all original documents, instruments and certificates examined by us, the conformity with the original documents, instruments and certificates of all copies of documents, instruments and certificates examined by us and the legal capacity to sign of all individuals executing documents. In rendering the opinion expressed herein, we have also assumed that the consideration received by the Company in connection with the issuance of the Shares is at least equal to the par value per share of Common Stock.

         We are not admitted to the practice of law in any jurisdiction other than the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware.

         Based upon our examinations, and subject to the assumptions and limitations stated herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act of 1933, as amended, and
(ii) the Shares have been duly issued in accordance with the terms and conditions of the Plan upon receipt of the consideration to be paid therefor, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion in respect of subsequent changes in law, future events or any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We are furnishing this opinion solely to you in connection with the filing of the Registration Statement. It may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose.


                                             Very truly yours,


                                             /s/ Reitler Brown & Rosenblatt LLC
                                                 ------------------------------
                                                 Reitler Brown & Rosenblatt LLC